Exhibit 10.4
FOURTH AMENDMENT TO FORBEARANCE AND AMENDMENT AGREEMENT
     THIS FOURTH AMENDMENT TO FORBEARANCE AND AMENDMENT AGREEMENT (this “Fourth Amendment”) is made as of December 22, 2009, by and among TMR DRILLING CORPORATION, a Texas corporation (the “Borrower”), THE MERIDIAN RESOURCE CORPORATION, a Texas corporation (“Meridian”), THE MERIDIAN RESOURCE & EXPLORATION LLC, a Delaware limited liability company (“TMR Exploration,” and collectively with the Borrower and Meridian, the “CIT Credit Parties”) and THE CIT GROUP/EQUIPMENT FINANCING, INC. (“CIT”), in its capacity as Administrative Agent and Lender under the CIT Credit Agreement (as defined below).
R E C I T A L S:
     WHEREAS, the Borrower and CIT have entered into that certain Credit Agreement dated as of May 2, 2008 (as amended by the CIT Forbearance Agreement (as defined below), the “CIT Credit Agreement);
     WHEREAS, pursuant to that Guaranty dated as of May 2, 2008, Meridian and TMR Exploration have guaranteed the full and prompt payment of all Obligations of Borrower under the CIT Credit Agreement and the other Loan Documents (as defined in the CIT Credit Agreement);
     WHEREAS, the CIT Credit Parties and CIT have entered into that certain Forbearance and Amendment Agreement dated as of September 3, 2009, as amended by that First Amendment to Forbearance and Amendment Agreement dated as of December 4, 2009, that Second Amendment to Forbearance and Amendment Agreement dated as of December 14, 2009, and that Third Amendment to Forbearance and Amendment Agreement dated as of December 21, 2009 (the “CIT Forbearance Agreement”);
     WHEREAS, the CIT Credit Parties, Fortis Capital Corp. (“Fortis”) and certain of the other parties to the Working Capital Loan Agreement have entered into that Forbearance and Amendment Agreement dated as of September 3, 2009 (as subsequently amended, the “Bank Group Forbearance Agreement”), pursuant to which Fortis and certain of the Lenders (as defined in the Working Capital Loan Agreement) have agreed to forbear from exercising rights and remedies under the Working Capital Loan Documents on the terms and conditions set forth in the Bank Group Forbearance Agreement;
     WHEREAS, on the date of this Fourth Amendment, Meridian has entered, or will enter, into that certain Agreement and Plan of Merger, dated on or about December 22, 2009 (the “Alta Mesa Merger Agreement”), by and among Alta Mesa Holdings, LP, a Texas limited partnership (“Alta Mesa”), Alta Mesa Acquisition Sub, LLC, a Texas limited liability company, and Meridian;
     WHEREAS, the Borrower has requested that CIT consent to the merger transaction contemplated by the Alta Mesa Merger Agreement (the “Alta Mesa Merger”) and further extend the Forbearance Period under the CIT Forbearance Agreement, and CIT has agreed to do so under the terms and conditions set forth in this Fourth Amendment; and

     WHEREAS, the CIT Credit Parties, Fortis and the Lenders under the Working Capital Loan Agreement have further amended the Bank Group Forbearance Agreement by entering into that Eleventh Amendment to Forbearance and Amendment Agreement dated as of December 22, 2009 (the “Eleventh Bank Group Amendment”).
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, each of CIT and the CIT Credit Parties agrees as follows:
     1. Definitions. Capitalized terms defined in the Recitals section of this Fourth Amendment are incorporated herein by this reference and are used herein as so defined. Capitalized terms used and not defined in this Fourth Amendment (including in the Recitals section of this Fourth Amendment) shall have the meanings assigned to such terms in the CIT Forbearance Agreement and the CIT Credit Agreement.
     2. Amendment to the CIT Forbearance Agreement. CIT and the CIT Credit Parties agree that the CIT Forbearance Agreement will be amended as follows:
     (a) Section 2(a)(i) of the CIT Forbearance Agreement is amended and restated in its entirety as follows:
     “(i) 5:00 p.m. (Central Time) on the earlier of (x) May 31, 2010, (y) the Effective Time (as defined in the Alta Mesa Merger Agreement), or (z) the termination of the Alta Mesa Merger Agreement; or ...”.
     (b) Section 11 of the CIT Forbearance Agreement is amended and restated in its entirety as follows:
     “11. Termination of Forbearance Period. The Forbearance Period shall terminate upon the occurrence of any of the following (each a “CIT Forbearance Default”):
     (a) The occurrence of an Event of Default under the CIT Credit Agreement (other than (i) the Designated Events of Default or (ii) an Event of Default under Section 6.01(e) or 6.01(k) of the CIT Credit Agreement arising solely and exclusively as a result of the Alta Mesa Merger);
     (b) The occurrence of a Forbearance Default under, and as defined in, the Bank Group Forbearance Agreement;
     (c) The failure by the Borrower or any other CIT Credit Party to perform any covenant or otherwise comply with the terms of this Agreement;
     (d) The commencement of litigation or legal proceedings by any creditor of the CIT Credit Parties to collect Indebtedness due and owing by such CIT Credit Party in an aggregate amount equal to or greater than $1.0 million;

     (e) The amendment or modification in any material respect of any provision of the Alta Mesa Merger Agreement without the written agreement of CIT;
     (f) The failure of Alta Mesa to enter into, as of the Effective Time (as defined in the Alta Mesa Merger Agreement), a Guaranty, in form and substance satisfactory to CIT, guaranteeing in full the Obligations of Borrower under the CIT Credit Agreement (the “Alta Mesa Guaranty”); or
     (g) The occurrence of any change in the performance, prospects, business, assets, nature of assets, condition (financial or otherwise) or properties of Alta Mesa, or of Alta Mesa and its Subsidiaries taken as a whole, that, in the sole discretion of CIT, materially and adversely affects the ability of Alta Mesa to timely consummate the Alta Mesa Merger or to be able perform its Obligations under the Alta Mesa Guaranty.”
     3. Reporting Requirements. In addition to the reporting and notification requirements set forth in Section 5.03 of the CIT Credit Agreement, as amended by Section 6(e) of the CIT Forbearance Agreement, the CIT Credit Parties shall provide bi-weekly updates, via e-mail or conference call, to CIT with respect to the status of the Alta Mesa Merger Agreement and the transactions contemplated thereby.
     4. Consent of CIT. CIT hereby consents to the Alta Mesa Merger. CIT agrees that the survivor of the Alta Mesa Merger shall succeed to the rights, benefits, obligations and liabilities that Meridian had immediately prior thereto under the CIT Forbearance Agreement and the CIT Credit Agreement pursuant to their terms.
     5. Ratifications, Representations and Warranties.
     (a) Ratification of Loan Documents and Liens.  Except as expressly modified and superseded by this Fourth Amendment, the terms and provisions of the CIT Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each CIT Credit Party and CIT agree that the Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each CIT Credit Party further expressly acknowledges and agrees that CIT has a valid, non-avoidable, enforceable and perfected security interest in and lien against each item of Collateral described in the Collateral Documents and that such security interest and lien secures the payment Obligations and the performance of all other Obligations of the CIT Credit Parties under the Loan Documents.
     (b) General Representations and Warranties.  Each CIT Credit Party hereby jointly and severally represents and warrants to CIT that (i) the execution, delivery and performance of this Fourth Amendment has been duly authorized by all requisite organizational action on the part of such CIT Credit Party and will not violate the constituent organizational documents of such CIT Credit Party, contravene any contractual restriction, any law, rule or regulation or court or administrative decree or order binding on or affecting such CIT Credit Party or result in, or require the creation or imposition of any lien, security interest or encumbrance on any of the properties of such CIT Credit Party; (ii) this Fourth Amendment has been duly executed and delivered by each CIT Credit Party and is the legal, valid and binding obligation of each CIT Credit Party, enforceable in accordance with its terms; (iii) subject to the existence of the Designated Events of Default, the representations and warranties contained in the CIT Credit Agreement and any Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (iv) except for the Designated Events of Default, no Default or Event of Default under the CIT Credit Agreement has occurred and is continuing; (v) except for the Designated Events of Default, such CIT Credit Party is in full compliance with all covenants and agreements contained in the Loan Documents; and (vi) absent the effectiveness of this Fourth Amendment, CIT is entitled to exercise immediately its rights and remedies under the Loan Documents, including, but not limited to, the right to accelerate the maturity of the Obligations and enforce their rights and remedies under the Collateral Documents.
     (c) Ratification of Guarantees. Each of the Guarantors hereby acknowledges and consents to all of the terms and conditions of this Fourth Amendment and hereby ratifies and confirms its respective guarantee under the Guaranty dated as of May 2, 2008 (the “Guaranty”) for the benefit of CIT. Each Guarantor hereby represents and acknowledges that the execution and delivery of this Fourth Amendment shall in no way diminish or modify its obligations as a Guarantor under the Guaranty and shall not constitute a waiver by CIT of any of CIT’s rights against such Guarantor.
     6. Conditions Precedent. This Fourth Amendment shall become effective upon the date (the “Effective Date”) that CIT has received all of the following:
     (a) An executed copy of this Fourth Amendment;
     (b) An executed copy of the Eleventh Bank Group Amendment, in form and substance satisfactory to CIT; and
     (c) A copy of the fully-executed Alta Mesa Merger Agreement dated on or before the date of this Fourth Amendment.
     7. Miscellaneous Provisions.
     (a) Survival of Representations and Warranties. All representations, warranties and acknowledgments made in any Loan Document shall survive the execution and delivery of this Fourth Amendment, and no investigation by CIT or any closing shall affect the representations, warranties or acknowledgments or the right of CIT to rely upon them.
     (b) Effect of This Fourth Amendment. Except as otherwise expressly stated herein, the CIT Forbearance Agreement, the CIT Credit Agreement and the other Loan Documents remain in full force and effect in accordance with their terms, as amended hereby. From and after the date hereof, the CIT Forbearance Agreement is deemed to be the CIT Forbearance Agreement, as amended hereby, and the parties agree that each of the terms of the CIT Forbearance Agreement will be strictly adhered to on and after the date hereof, except as expressly modified by this Fourth Amendment.
     (c) Amendments; Interpretation. No amendment or modification of any provision of this Fourth Amendment shall be effective without the written agreement of CIT and each CIT Credit Party, and no waiver of any provision of this Fourth Amendment or consent to any departure by any CIT Credit Party therefrom, shall in any event be effective without the written concurrence of CIT. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
     (d) Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument, and all signature pages transmitted by electronic transmission shall be considered as original executed counterparts. Each party to this Fourth Amendment agrees that it will be bound by its own facsimile or electronic signature and that it accepts the facsimile or electronic signatures of each other party.
     (e) Further Assurances. Each CIT Credit Party agrees to execute such other and further documents and instruments as CIT may request to implement the provisions of this Fourth Amendment and to perfect and protect the liens and security interests created by the CIT Credit Agreement and the other Loan Documents.
     (f) Final Agreement. THE CIT CREDIT AGREEMENT, THE CIT FORBEARANCE AGREEMENT AS AMENDED HEREBY AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. NONE OF THE LOAN DOCUMENTS MAY BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EACH CIT CREDIT PARTY AND CIT.
[Signature Page Follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the day and year first written above.

THE CIT CREDIT PARTIES: THE MERIDIAN RESOURCE CORPORATION

By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

TMR DRILLING CORPORATION

By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

THE MERIDIAN RESOURCE & EXPLORATION LLC

By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

CIT: THE CIT GROUP/EQUIPMENT FINANCING, INC.

By:	/s/ G. Graham Sones
	Name:	G. Graham Sones
	Title:	Director